Exhibit 99.1

Press Release – For Immediate Release

April 18, 2005

Contact:

Penns Woods Bancorp, Inc.

Mr. Ronald A. Walko

President and Chief Executive Officer

115 South Main Street

Jersey Shore, PA 17740

570-322-1111

Penns Woods Bancorp, Inc. Announces 2005 First Quarter Earnings

Jersey Shore, PA – Penns Woods Bancorp, Inc. (NASDAQ:PWOD) today reported net income for the three months ended March 31, 2005 of $2,715,000 compared to $2,673,000 for the same period of 2004.  Basic and dilutive earnings per share for the three months ended March 31, 2005 were $0.82 as compared to $0.80 for the three months ended March 31, 2004.  Return on average assets and return on average equity was 2.01% and 14.56% for the three months ended March 31, 2005 as compared to 2.04% and 14.99% for the corresponding period of 2004.

Net income from core operations for the three months ended March 31, 2005, excluding security gains, remained stable at $2,312,000.

Total assets increased $17,826,000 or 3.39% to $543,993,000 from $526,167,000 at March 31, 2004 as management continues to focus on growing the balance sheet through the creation and maintenance of solid customer relationships throughout the marketplace.  The result of these relationships has been a shift in earning assets as net loans increased $44,292,000 or 16.08%, while investment securities decreased $35,520,000 or 16.61% from March 31, 2004 to March 31, 2005.  In addition, deposits have increased $12,064,000 or 3.53% from March 31, 2004 with noninterest-bearing deposits increasing $8,987,000 or 14.10%.

“Over the past year we have been able to grow net loans and deposits by focusing on the needs of our customers.  We will be opening a new branch in State College in mid May to provide our current and future customers greater access to our products,” stated Ronald A. Walko, President and Chief Executive Officer of Penns Woods Bancorp, Inc.

Shareholders’ equity increased $604,000 to $71,911,000 at March 31, 2005 equating to a book value per share of $21.65 as compared to $21.48 at March 31, 2004.  During the three months ended March 31, 2005 a dividend of

$0.45 per share was paid to shareholders.  The dividend represented a 28.6% increase over the dividend of $0.35 paid during the comparable period of 2004 and an increase of 9.8% over the fourth quarter 2004 regular dividend.  “The increase in the quarterly dividend was the result of continued profitability and the decision by the Board of Directors to discontinue special dividends and incorporate the value of the special dividends into the regular quarterly declared dividends,” commented Mr. Walko. The range of closing prices for Penns Woods Bancorp, Inc. “PWOD” stock was $50.00 and $46.30 during the three months ended March 31, 2005.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates twelve branch offices providing financial services in Lycoming, Clinton and Centre Counties.  Investment and insurance products are offered through the bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

CONSOLIDATED BALANCE SHEET

(Unaudited)

(In Thousands, Except Share Data)

	March 31,
	2005	2004

ASSETS:
Cash and noninterest-bearing balances	$17,314	$12,091
Interest-bearing deposits	30	21
Total cash and cash equivalents	17,344	12,112

Investment securities, available for sale, at fair value	178,071	213,201
Investment securities held to maturity (fair value of $307 and $713)	309	699
Loans held for sale	2,575	3,694

Loans, net of unearned discount of $1,060 and $971	323,140	278,548
Allowance for loan and lease losses	(3,399)	(3,099)
Loans, net	319,741	275,449

Premises and equipment, net	5,588	4,575
Accrued interest receivable	2,208	2,109
Bank-owned life insurance	11,070	8,998
Goodwill	3,032	3,032
Other assets	4,055	2,298
TOTAL ASSETS	$543,993	$526,167

LIABILITIES:
Interest-bearing deposits	$281,593	$278,516
Noninterest-bearing deposits	72,708	63,721
Total deposits	354,301	342,237

Short-term borrowings	37,262	30,594
Long-term borrowings, Federal Home Loan Bank	74,478	75,878
Accrued interest payable	862	829
Other liabilities	5,179	5,322
TOTAL LIABILITIES	472,082	454,860

SHAREHOLDERS’ EQUITY:
Common stock par value $10.00, 10,000,000 shares authorized; 3,332,179 and 3,327,420 shares issued	33,322	33,274
Additional paid-in capital	17,707	17,581
Retained earnings	19,481	14,532
Accumulated other comprehensive gain	1,847	6,259
Less: Treasury stock at cost, (10,310 and 8,000) shares	(446)	(339)
TOTAL SHAREHOLDERS’ EQUITY	71,911	71,307
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$543,993	$526,167

THIS INTERIM STATEMENT IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

(In Thousands, Except Per Share Data)

	Three Months Ended March 31,
	2005	2004

INTEREST AND DIVIDEND INCOME:
Loans including fees	$5,500	$4,891
Investment Securities:
Taxable	1,264	1,803
Tax-exempt	589	391
Dividend	298	242
TOTAL INTEREST AND DIVIDEND INCOME	7,651	7,327

INTEREST EXPENSE:
Deposits	1,194	1,135
Short-term borrowings	202	137
Long-term borrowings	853	852
TOTAL INTEREST EXPENSE	2,249	2,124

NET INTEREST INCOME	5,402	5,203

PROVISION FOR LOAN LOSSES	180	75

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,222	5,128

NON-INTEREST INCOME:
Service charges	455	476
Securities gains, net	611	545
Bank-owned life insurance	94	90
Insurance commissions	643	614
Other operating income	314	312
TOTAL NON-INTEREST INCOME	2,117	2,037

NON-INTEREST EXPENSES:
Salaries and employee benefits	2,020	1,979
Occupancy expense, net	291	243
Furniture and equipment expense	221	265
Advertising expense	94	94
Pennsylvania shares tax expense	139	116
Other operating expenses	856	776
TOTAL NON-INTEREST EXPENSES	3,621	3,473

INCOME BEFORE INCOME TAX PROVISION	3,718	3,692
INCOME TAX PROVISION	1,003	1,019
NET INCOME	$2,715	$2,673

EARNINGS PER SHARE - BASIC	$0.82	$0.80

EARNINGS PER SHARE - DILUTED	$0.82	$0.80

WEIGHTED AVERAGE SHARES OUTSTANDING-BASIC	3,311,272	3,321,853

WEIGHTED AVERAGE SHARES OUTSTANDING-DILUTED	3,313,422	3,325,395

THIS INTERIM STATEMENT IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by PWOD, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature. Because certain of these items and their impact on PWOD’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of PWOD’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements which are other than statements of historical fact.  PWOD cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of PWOD herein:  (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on PWOD’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; and (v) the effect of changes in the business cycle and downturns in the local, regional or national economies.

Previous press releases and additional information can be obtained from the company’s website at www.jssb.com.

THIS INFORMATION IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

Contact:	Ronald A. Walko
(570) 322-1111
(888) 412-5772 (Toll-Free in Pennsylvania)
email-jssb@jssb.com